Third Point Re Announces First Quarter 2019 Earnings Results
Reports net income of $132.9 million, or $1.43 per diluted common share
HAMILTON, Bermuda, May 9, 2019, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its first quarter ended March 31, 2019.
Third Point Re reported net income available to common shareholders of $132.9 million, or $1.43 per diluted common share, for the three months ended March 31, 2019, compared to a net loss attributable to common shareholders of $26.0 million, or $(0.26) per diluted common share, for the three months ended March 31, 2018.
For the three months ended March 31, 2019, diluted book value per share increased by $0.97 per share, or 7.5%, to $13.95 per share as of March 31, 2019, from $12.98 per share as of December 31, 2018.
The Board also announced today that Daniel Malloy, currently CEO of the Company’s main operating subsidiary, will be appointed as CEO of Third Point Reinsurance Ltd., effective May 10, 2019. Malloy will succeed J. Robert Bredahl, whose resignation has been accepted by the Board.
“We are pleased with our first quarter performance, which resulted in a return on beginning shareholders’ equity of 11% for the period driven by strong investment returns.  We generated net income of $132.9 million in the quarter which was a record quarter for Third Point Re,” Mr. Malloy said. “Consistent with our ongoing plans to increase our focus on higher margin business, we wrote a modestly sized property cat portfolio at 1/1 and announced the hiring of a specialty lines underwriting team.  Both of these efforts to expand our underwriting platform have gone better than expected and were critical steps in reshaping our underwriting portfolio in order to achieve underwriting profitability.  Our combined ratio for the quarter was 103.8% and we expect this to improve over time as we execute on our underwriting plan.”
The following table shows certain key financial metrics for the three months ended March 31, 2019 and 2018:

	2019	2018
	($ in millions, except for per share data and ratios)
Gross premiums written	$319.6	$378.4
Net premiums earned	$153.1	$142.5
Net underwriting loss (1)	$(5.7)	$(6.4)
Combined ratio (1)	103.8%	104.5%
Net investment return on investments managed by Third Point LLC	7.2%	(0.2)%
Net investment income (loss)	$155.0	$(2.2)
Net income (loss) available to Third Point Re common shareholders	$132.9	$(26.0)
Diluted earnings (loss) per share available to Third Point Re common shareholders	$1.43	$(0.26)
Change in diluted book value per share (2)	7.5%	(1.7)%
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders (2)	11.0%	(1.6)%
Net investments managed by Third Point LLC (3)	$2,338.4	$2,134.1

(1)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(2)
Change in diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders are non-GAAP financial measures. There are no comparable GAAP measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders.

(3)	Prior year comparatives represent amounts as of December 31, 2018.
Property and Casualty Reinsurance Segment
Gross premiums written
Gross premiums written decreased by $58.8 million, or 15.5%, to $319.6 million for the three months ended March 31, 2019 from $378.4 million for the three months ended March 31, 2018. The decrease in gross premiums written was primarily due to certain contracts that did not renew due to underlying pricing, terms and conditions and contracts written in the prior year period on a multi year basis with no comparable premium in the current year period. This decrease was partially offset by new contracts bound in the current year period.

Net premiums earned
The increase in net premiums earned in the three months ended March 31, 2019 compared to the three months ended March 31, 2018 was primarily due to a higher in-force underwriting portfolio.
Net underwriting results
For the three months ended March 31, 2019 and 2018, we recorded improvement in the net underwriting results of $0.3 million and $0.5 million, respectively, related to favorable development of prior years’ loss reserves net of the related impact of acquisition costs.
Investments
The net investment return on net investments managed by Third Point LLC, as defined in Key Performance Indicators below, by investment strategy for the three months ended March 31, 2019 and 2018, was as follows:

	2019			2018
	Long	Short	Net	Long	Short	Net
Equity	8.4%	(2.4)%	6.0%	(0.7)%	—%	(0.7)%
Credit	0.9%	(0.3)%	0.6%	0.4%	(0.1)%	0.3%
Other	0.7%	(0.1)%	0.6%	0.5%	(0.3)%	0.2%
Net investment return on investments managed by Third Point LLC	10.0%	(2.8)%	7.2%	0.2%	(0.4)%	(0.2)%

For the three months ended March 31, 2019, gains from the long equity portfolio drove positive returns for the quarter. Within the equities strategy, investments in the healthcare, consumer, and industrials sectors led gains. Many of the top contributors to profits were companies with which the investment manager has engaged in an active or constructive manner. The macroeconomic and other portfolio added profits due to investments within the strategy including risk arbitrage. The credit strategy also added to performance with positive attribution from investments in asset backed securities, distressed corporate credit and sovereign credit.
Conference Call Details
The Company will hold a conference call to discuss its first quarter 2019 results at 8:30 a.m. Eastern Time on May 10, 2019. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under the “Investors” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. first quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay passcode 13689672. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on May 17, 2019.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: results of operations fluctuate and may not be indicative of our prospects; more established competitors; losses exceeding reserves; highly cyclical property and casualty reinsurance industry; downgrade, withdrawal of ratings or change in rating outlook by rating agencies; significant decrease in our capital or surplus; dependence on key executives; dependence on letter of credit facilities that may not be available on commercially acceptable terms; inability to service our indebtedness; limited cash flow and liquidity due to our indebtedness; inability to raise necessary funds to pay principal or interest on debt; potential lack of availability of capital in the future; credit risk associated with the use of reinsurance brokers; future strategic transactions such as acquisitions, dispositions, mergers or joint ventures; technology breaches or failures, including cyber-attacks; lack of control over Third Point Enhanced LP (“TP Fund”); lack of control over the allocation and performance of TP Fund’s investment portfolio; dependence on Third Point

LLC to implement TP Fund’s investment strategy; limited ability to withdraw our capital accounts from TP Fund; decline in revenue due to poor performance of TP Fund’s investment portfolio; TP Fund’s investment strategy involves risks that are greater than those faced by competitors; termination by Third Point LLC of our or TP Fund’s investment management agreements; potential conflicts of interest with Third Point LLC; losses resulting from significant investment positions; credit risk associated with the default on obligations of counterparties; ineffective investment risk management systems; fluctuations in the market value of TP Fund’s investment portfolio; trading restrictions being placed on TP Fund’s investments; limited termination provisions in our investment management agreements; limited liquidity and lack of valuation data on certain TP Fund’s investments; U.S. and global economic downturns; specific characteristics of investments in mortgage-backed securities and other asset-backed securities, in securities of issues based outside the U.S., and in special situation or distressed companies; loss of key employees at Third Point LLC; Third Point LLC’s compensation arrangements may incentivize investments that are risky or speculative; increased regulation or scrutiny of alternative investment advisers affecting our reputation; suspension or revocation of our reinsurance licenses; potentially being deemed an investment company under U.S. federal securities law; failure of reinsurance subsidiaries to meet minimum capital and surplus requirements; changes in Bermuda or other law and regulation that may have an adverse impact on our operations; Third Point Re and/or Third Point Re BDA potentially becoming subject to U.S. federal income taxation; potential characterization of Third Point Re and/or Third Point Re BDA as a passive foreign investment company; subjection of our affiliates to the base erosion and anti-abuse tax; potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; and other risks and factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures and Other Financial Metrics
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including basic and diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Re BDA and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”), writes property and casualty reinsurance business. Third Point Re BDA and Third Point Re USA each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Christopher S. Coleman - Chief Financial Officer
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of March 31, 2019 and December 31, 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2019	December 31, 2018
Assets
Investment in related party investment fund, at fair value (cost - $1,609,850; 2018 - $1,564,850)	$1,475,995	$1,284,004
Debt securities, trading, at fair value (cost - $252,084; 2018 - $252,362)	241,059	239,640
Other investments, at fair value	3,087	84
Total investments	1,720,141	1,523,728
Cash and cash equivalents	54,319	104,183
Restricted cash and cash equivalents	616,844	609,154
Subscription receivable from related party investment fund	15,000	—
Due from brokers	637	1,411
Interest and dividends receivable	1,891	1,316
Reinsurance balances receivable	758,816	602,448
Deferred acquisition costs, net	233,108	203,842
Unearned premiums ceded	16,139	17,552
Loss and loss adjustment expenses recoverable	2,751	2,031
Other assets	20,488	20,569
Total assets	$3,440,134	$3,086,234
Liabilities
Accounts payable and accrued expenses	$9,225	$7,261
Reinsurance balances payable	76,766	69,701
Deposit liabilities	144,782	145,342
Unearned premium reserves	767,352	602,936
Loss and loss adjustment expense reserves	986,639	937,157
Participation agreement with related party investment fund	1,521	2,297
Interest and dividends payable	1,015	3,055
Senior notes payable, net of deferred costs	113,955	113,911
Total liabilities	2,101,255	1,881,660
Commitments and contingent liabilities
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (issued and outstanding: 94,292,914; 2018 - 93,639,610)	9,429	9,364
Additional paid-in capital	920,207	918,882
Retained earnings	409,243	276,328
Shareholders’ equity attributable to Third Point Re common shareholders	1,338,879	1,204,574
Total liabilities and shareholders’ equity	$3,440,134	$3,086,234

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three months ended March 31, 2019 and 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended
	2019	2018
Revenues
Gross premiums written	$319,591	$378,360
Gross premiums ceded	(712)	(14,646)
Net premiums written	318,879	363,714
Change in net unearned premium reserves	(165,829)	(221,228)
Net premiums earned	153,050	142,486
Net investment income from investment in related party investment fund	146,991	—
Net investment income before management and performance fees to related parties	7,962	7,839
Management and performance fees to related parties (1)	—	(10,047)
Net investment income (loss)	154,953	(2,208)
Total revenues	308,003	140,278
Expenses
Loss and loss adjustment expenses incurred, net	95,068	92,620
Acquisition costs, net	57,498	51,405
General and administrative expenses	12,132	9,481
Other expenses	4,125	3,995
Interest expense	2,029	2,029
Foreign exchange losses	2,518	6,611
Total expenses	173,370	166,141
Income (loss) before income tax expense	134,633	(25,863)
Income tax expense	(1,718)	(128)
Net income (loss)	132,915	(25,991)
Net income attributable to noncontrolling interests in related party	—	(10)
Net income (loss) available to Third Point Re common shareholders	$132,915	$(26,001)
Earnings (loss) per share available to Third Point Re common shareholders
Basic earnings (loss) per share available to Third Point Re common shareholders	$1.45	$(0.26)
Diluted earnings (loss) per share available to Third Point Re common shareholders	$1.43	$(0.26)
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	91,669,810	101,195,747
Diluted	92,578,933	101,195,747
(1) Effective August 31, 2018, Third Point Reinsurance Ltd., Third Point Reinsurance Company Ltd. (“Third Point Re BDA”) and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”) and together with Third Point Re BDA, the “TPRE Limited Partners”, entered into a Limited Partnership Agreement (the “2018 LPA”) to invest in Third Point Enhanced LP (“TP Fund”), a related party investment fund. As a result, the management and performance fees are presented within net investment income from investment in related party investment fund from the effective date of the 2018 LPA. Management and performance fees incurred prior to the effective date of the 2018 LPA are reflected in management and performance fees to related parties.

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended March 31, 2019		Three months ended March 31, 2018
	Property and Casualty Reinsurance	Total	Property and Casualty Reinsurance	Total
Revenues	($ in thousands)		($ in thousands)
Gross premiums written	$319,591	$319,591	$378,360	$378,360
Gross premiums ceded	(712)	(712)	(14,646)	(14,646)
Net premiums written	318,879	318,879	363,714	363,714
Change in net unearned premium reserves	(165,829)	(165,829)	(221,228)	(221,228)
Net premiums earned	153,050	153,050	142,486	142,486
Expenses
Loss and loss adjustment expenses incurred, net	95,068	95,068	92,620	92,620
Acquisition costs, net	57,498	57,498	51,405	51,405
General and administrative expenses	6,224	6,224	4,824	4,824
Total expenses	158,790	158,790	148,849	148,849
Net underwriting loss	$(5,740)	(5,740)	$(6,363)	(6,363)
Net investment income (loss)		154,953		(2,208)
Corporate expenses		(5,908)		(4,657)
Other expenses		(4,125)		(3,995)
Interest expense		(2,029)		(2,029)
Foreign exchange losses		(2,518)		(6,611)
Income tax expense		(1,718)		(128)
Net income attributable to noncontrolling interests in related party		—		(10)
Net income (loss) available to Third Point Re common shareholders		$132,915		$(26,001)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	62.1%		65.0%
Acquisition cost ratio	37.6%		36.1%
Composite ratio	99.7%		101.1%
General and administrative expense ratio	4.1%		3.4%
Combined ratio	103.8%		104.5%

(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
NON-GAAP MEASURES AND RECONCILIATIONS & KEY PERFORMANCE INDICATORS
Non-GAAP Measures
Basic Book Value per Share and Diluted Book Value per Share
Basic book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing shareholders’ equity attributable to Third Point Re common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Diluted book value per share, as presented, is a non-GAAP financial measure and represents basic book value per share combined with the impact from dilution of all in-the-money share options issued, warrants and unvested restricted shares outstanding as of any period end. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. Change in basic book value per share is calculated by taking the change in basic book value per share divided by the beginning of period book value per share. Change in diluted book value per share is calculated by taking the change in diluted book value per share divided by the beginning of period diluted book value per share. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.

	March 31, 2019	December 31, 2018
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Shareholders’ equity attributable to Third Point Re common shareholders	$1,338,879	$1,204,574
Effect of dilutive warrants issued to founders and an advisor	34,950	—
Effect of dilutive stock options issued to directors and employees	49,142	—
Diluted book value per share numerator	$1,422,971	$1,204,574
Basic and diluted book value per share denominator:
Common shares outstanding	94,292,914	93,639,610
Unvested restricted shares	(2,524,109)	(2,025,113)
Basic book value per share denominator:	91,768,805	91,614,497
Effect of dilutive warrants issued to founders and an advisor	3,494,979	—
Effect of dilutive stock options issued to directors and employees	4,914,229	—
Effect of dilutive restricted shares issued to directors and employees	1,848,791	1,209,285
Diluted book value per share denominator	102,026,804	92,823,782

Basic book value per share	$14.59	$13.15
Diluted book value per share	$13.95	$12.98
Return on Beginning Shareholders’ Equity Attributable to Third Point Re Common Shareholders
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders, as presented, is a non-GAAP financial measure. Return on beginning shareholders’ equity attributable to Third Point Re common shareholders is calculated by dividing net income (loss) available to Third Point Re common shareholders by the beginning shareholders’ equity attributable to Third Point Re common shareholders. We believe that return on beginning shareholders’ equity attributable to Third Point Re common shareholders is an important measure because it assists our management and investors in evaluating the Company’s profitability. When we repurchase our common shares, we also adjust the beginning shareholders’ equity attributable to Third Point Re common shareholders for the impact of the shares repurchased on a weighted average basis. For a period where there was a loss, this adjustment decreased the stated returns on beginning shareholders’ equity and for a period where there was a gain, this adjustment increased the stated returns on beginning shareholders’ equity.

	2019	2018
	($ in thousands)
Net income (loss) available to Third Point Re common shareholders	$132,915	$(26,001)
Shareholders’ equity attributable to Third Point Re common shareholders - beginning of period	1,204,574	1,656,089
Impact of weighting related to shareholders’ equity from shares repurchased	—	(3,243)
Adjusted shareholders’ equity attributable to Third Point Re common shareholders - beginning of period	$1,204,574	$1,652,846
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders	11.0%	(1.6)%
Key Performance Indicator
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our net investments managed by Third Point LLC, net of fees. The net investment return on net investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our net investment assets managed by Third Point LLC.  Effective August 31, 2018, we transitioned from our separately managed account structure to investing in the TP Fund, managed by Third Point LLC.  In addition, certain collateral assets supporting reinsurance contracts held by Third Point Re BDA and Third Point Re USA (the “Collateral Assets”) are managed by Third Point LLC from the effective date. The net investment return reflects the combined results of investments managed on behalf of Third Point Re BDA and Third Point Re USA prior to the transition date of August 31, 2018 and the investment in the TP Fund and Collateral Assets from the date of transition.  Prior to the transition date of August 31, 2018, the stated return was net of noncontrolling interests and net of withholding taxes, which were presented as a component of income tax expense in our condensed consolidated statements of income. Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.